Contact:       Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

National Instruments Reports Record Revenue and Net Income for 2014
Company Delivered on Operating Leverage Target for 2014 and Increases Dividend

Q4 2014 Highlights

●	Record quarterly revenue of $333 million
●	Revenue up 11 percent year-over-year in U.S. dollar terms and 13 percent in constant currency terms
●	Strong revenue growth in LabVIEW, PXI, RF and CompactRIO products
●	GAAP operating income up 39 percent year-over-year
●	Non-GAAP operating income up 30 percent year-over-year
●	Fully diluted GAAP EPS of $0.34 and fully diluted non-GAAP EPS of $0.40
●	EBITDA of $73 million or $0.57 per share
●	Cash and cash equivalents of $471 million, up $78 million from Dec. 31, 2013

AUSTIN, Texas – Jan 29, 2015 – NI (Nasdaq: NATI) today announced Q4 revenue of $333 million, up 11 percent year-over-year. The company’s total orders were up 13 percent for the quarter with orders under $20,000 up 5 percent year-over-year; orders between $20,000 and $100,000 up 13 percent year-over-year; and orders above $100,000 up 36 percent year-over-year. In Q4 2014, NI recognized $7 million in revenue from its largest customer, compared with $4 million recognized in Q4 2013.

GAAP net income for Q4 was $43 million, with fully diluted earnings per share (EPS) of $0.34, and non-GAAP net income was $51 million, with non-GAAP fully diluted EPS of $0.40. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $73 million, or $0.57 per share in the fourth quarter.

In Q4, GAAP gross margin was 75 percent and non-GAAP gross margin was 76 percent, up 10 basis points from Q4 2013. Total GAAP operating expenses were $194 million, up 4 percent year-over-year. Total non-GAAP operating expenses were $187 million, up 5 percent year-over-year.

GAAP operating margin was 17 percent in Q4, with GAAP operating income of $55 million, up 39 percent year-over-year. Non-GAAP operating margin was 20 percent in Q4, with non-GAAP operating income of $66 million, up 30 percent year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“We have built and continue to run our company for long-term, sustainable growth,” said Dr. James Truchard, NI president, CEO and cofounder. “Over the course of several decades, we have successfully managed the business through various economic and currency cycles, and we are prepared to navigate the near-term disruptions resulting from currency fluctuations. Our differentiated platform continues to deliver on our strategy of reducing the costs of our customers’ systems, while growing our business in the markets we serve.”

Geographic revenue in U.S. dollar terms for Q4 2014 compared with Q4 2013 was up 5 percent in the Americas, up 8 percent in Europe, up 24 percent in East Asia and up 11 percent in Emerging Markets. In constant currency terms, revenue was up 10 percent in Europe, up 26 percent in East Asia and up 23 percent in Emerging Markets.

As of Dec. 31, NI had $471 million in cash and short-term investments, up $78 million for the year. The NI Board of Directors also approved an increase in the quarterly dividend from $0.15 per share to $0.19 per share on the company’s common stock payable on March 9, 2015, to stockholders of record on Feb. 17, 2015.

FY 2014 Highlights

●	Record revenue of $1.24 billion, up 6 percent year-over-year
●	Record new product revenue
●	Record fully diluted GAAP EPS of $0.99, up 54% year-over-year
●	Record non-GAAP fully diluted EPS of $1.22, up 39% year-over-year
●	EBITDA of $213 million, or $1.67 per share
●	Dividends paid of $76 million, or $0.60 per share

Full-year 2014 revenue was $1.24 billion, up 6 percent year-over-year. GAAP net income for 2014 was $126 million, with fully diluted GAAP EPS of $0.99, and non-GAAP net income was $156 million, with fully diluted EPS of $1.22.

Guidance for Q1 2015

“2014 was a year of great progress for NI. We delivered a strong finish to the year with record revenue, record profit and record cash. Our employees executed well, and the strength of our differentiated platform continued to gain market share,” said Alex Davern, NI COO and CFO. “Though we are cautious given the macroeconomic environment, we remain focused on leveraging our previous investments to drive sustained revenue growth. We are confident in our ability to continue to make progress toward our non-GAAP operating margin target of 18 percent.”

The Company expects to see a significant headwind to our USD revenue growth due to the impact of the strengthening of the USD.  Currently we expect this impact to reduce our YOY USD revenue growth by approximately 500 basis points in Q1, so that our constant currency growth would be 5 percentage points higher than our USD revenue growth.  This estimate is based on current exchange rates and can change as exchange rates fluctuate over the rest of the quarter.

As a result, we currently expect revenue for Q1 to be in the range of $280 million to $310 million.  At the midpoint this represents 4% YOY revenue growth in USD and approximately 9% YOY revenue growth in constant currency. We currently expect that GAAP fully diluted EPS will be in the range of $0.11 to $0.23 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.17 to $0.29.  Included in our guidance is an expected loss on foreign exchange of $3 million or $0.02 for Q1 as a result of revaluing our receivables at current exchange rates. If exchange rates stabilize at their current levels then we would not expect this impact to repeat in Q2.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and 12-month periods ending Dec. 31, 2014 and 2013, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related adjustments, acquisition-related transaction costs and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and 12-month periods ending Dec. 31, 2014 and 2013. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q4 2014 conference call today, Jan. 29, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #10295526, shortly after the call through Jan. 31 at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding continuing to run our company for long-term, sustainable growth, that we are prepared to navigate the near-term disruptions resulting from currency fluctuations, that our differentiated platform continues to deliver on our strategy of reducing the costs of our customer’s systems, while growing our business in the markets we serve, the strength of our differentiated platform continued to gain market share, being cautious of the current macroeconomic challenges, remaining focused on leveraging previous investments to drive sustained revenue growth, being confident in our ability to continue to make progress towards our non-GAAP operating margin target of 18%, expecting gross margins to be up sequentially in Q1, our guidance for Q1 revenue and GAAP and Non-GAAP fully diluted EPS, expected loss on foreign exchange of $3 million or $0.02 for Q1 and that if exchange rates stabilize then we would not expect this impact to repeat in Q2. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, and the impact of any acquisitions by NI. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2013, and its Form 10-Q for the quarter ended September 30, 2014, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

CompactRIO, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$274,030	$230,263
Short-term investments	197,163	163,149
Accounts receivable, net	202,329	180,680
Inventories, net	173,052	172,109
Prepaid expenses and other current assets	70,075	49,001
Deferred income taxes, net	31,171	33,393
Total current assets	947,820	828,595

Property and equipment, net	264,086	260,568
Goodwill	144,325	146,520
Intangible assets, net	78,282	82,310
Other long-term assets	20,978	25,558
Total assets	$1,455,491	$1,343,551

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,603	$56,614
Accrued compensation	33,774	25,189
Deferred revenue - current	105,964	96,117
Accrued expenses and other liabilities	14,714	17,627
Other taxes payable	34,602	29,808
Total current liabilities	247,657	225,355

Deferred income taxes	47,406	44,620
Liability for uncertain tax positions	10,127	23,572
Deferred revenue - long-term	26,452	21,389
Other long-term liabilities	6,353	5,531
Total liabilities	337,995	320,467

Stockholders' equity:
Preferred stock	-	-
Common stock	1,278	1,257
Additional paid-in capital	662,889	604,330
Retained earnings	464,993	414,947
Accumulated other comprehensive (loss) income	(11,664)	2,550
Total stockholders' equity	1,117,496	1,023,084
Total liabilities and stockholders' equity	$1,455,491	$1,343,551

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net sales:
Product	$305,176	$280,523	$1,143,000	$1,091,186
Software maintenance	27,600	20,283	100,862	81,372
Total net sales	332,776	300,806	1,243,862	1,172,558

Cost of sales:
Product	83,094	74,900	312,623	299,854
Software maintenance	1,066	1,082	5,509	5,389
Total cost of sales	84,160	75,982	318,132	305,243

Gross profit	248,616	224,824	925,730	867,315

Operating expenses:
Sales and marketing	113,819	109,916	461,845	447,800
Research and development	57,351	54,276	227,433	234,796
General and administrative	22,411	21,055	91,265	87,418
Acquisition related adjustment	-	-	-	(1,316)
Total operating expenses	193,581	185,247	780,543	768,698

Operating income	55,035	39,577	145,187	98,617

Other income (expense):
Interest income	340	184	1,133	679
Net foreign exchange loss	(1,245)	(521)	(2,250)	(2,578)
Other (loss) income, net	(352)	(278)	(69)	450

Income before income taxes	53,778	38,962	144,001	97,168

Provision for income taxes	10,393	7,234	17,668	16,655

Net income	$43,385	$31,728	$126,333	$80,513

Basic earnings per share	$0.34	$0.25	$0.99	$0.65
Diluted earnings per share	$0.34	$0.25	$0.99	$0.64

Weighted average shares outstanding -
basic	127,755	125,489	127,030	124,558
diluted	128,233	126,217	127,799	125,571

Dividends declared per share	$0.15	$0.14	$0.60	$0.56

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Year Ended December 31,
	2014	2013
Cash flow from operating activities:
Net income	$126,333	$80,513
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	70,206	67,974
Stock-based compensation	25,759	28,992
Tax expense/(benefit) from deferred income taxes	5,886	(4,353)
Tax benefit from stock option plans	(1,242)	(2,407)
Changes in operating assets and liabilities:
Accounts receivable	(21,649)	6,820
Inventories	(943)	(1,563)
Prepaid expenses and other assets	(25,046)	(1,767)
Accounts payable	1,989	(8,604)
Deferred revenue	14,910	6,346
Taxes and other liabilities	(1,097)	(2,472)
Net cash provided by operating activities	195,106	169,479

Cash flow from investing activities:
Capital expenditures	(44,944)	(47,796)
Capitalization of internally developed software	(25,781)	(14,883)
Additions to other intangibles	(2,834)	(5,182)
Purchases of short-term investments	(123,849)	(70,354)
Sales and maturities of short-term investments	89,835	80,371
Net cash used in investing activities	(107,573)	(57,844)

Cash flow from financing activities:
Proceeds from issuance of common stock	31,277	39,319
AWR earnout payment	-	(15,318)
Dividends paid	(76,285)	(69,776)
Tax benefit from stock option plans	1,242	2,407
Net cash used in financing activities	(43,766)	(43,368)

Net change in cash and cash equivalents	43,767	68,267
Cash and cash equivalents at beginning of period	230,263	161,996
Cash and cash equivalents at end of period	$274,030	$230,263

National Instruments
Detail of GAAP charges related to revenue, stock-based compensation, amortization of acquisition intangibles and acquisition transaction costs and restructuring charges
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2014	2013	2014	2013
Stock-based compensation
Cost of sales	$447	$439	$1,711	$1,658
Sales and marketing	2,597	2,882	10,931	11,789
Research and development	2,428	2,728	9,649	11,864
General and administrative	810	890	3,467	3,624
Provision for income taxes	(1,497)	(3,216)	(7,414)	(9,801)
Total	$4,785	$3,723	$18,344	$19,134

Amortization of acquisition intangibles
Cost of sales	$2,660	$2,673	$10,651	$10,718
Sales and marketing	433	482	1,784	1,988
Research and development	369	405	1,567	2,043
Other income, net	165	185	672	751
Provision for income taxes	(1,199)	(1,231)	(4,846)	(5,081)
Total	$2,428	$2,514	$9,828	$10,419

Acquisition related transaction costs and restructuring charges
Cost of sales	$742	$21	$1,289	$28
Sales and marketing	37	189	189	595
Research and development	178	410	442	1,101
General and administrative	96	80	241	326
Acquisition related adjustment	-	-	-	(1,316)
Provision for income taxes	(286)	(133)	(674)	(545)
Total	$767	$567	$1,487	$189

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$248,616	$224,824	$925,730	$867,315
Stock-based compensation	447	439	1,711	1,658
Amortization of acquisition intangibles	2,660	2,673	10,651	10,718
Acquisition transaction costs and restructuring charges	742	21	1,289	28
Non-GAAP gross profit	$252,465	$227,957	$939,381	$879,719
Non-GAAP gross margin	76%	76%	76%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$193,581	$185,247	$780,543	$768,698
Stock-based compensation	(5,835)	(6,500)	(24,047)	(27,277)
Amortization of acquisition intangibles	(802)	(887)	(3,351)	(4,031)
Acquisition related adjustment	-	-	-	1,316
Acquisition transaction costs and restructuring charges	(311)	(679)	(872)	(2,022)
Non-GAAP operating expenses	$186,633	$177,181	$752,273	$736,684

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$55,035	$39,577	$145,187	$98,617
Stock-based compensation	6,282	6,939	25,758	28,935
Amortization of acquisition intangibles	3,462	3,560	14,002	14,749
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges	1,053	700	2,161	2,050
Non-GAAP operating income	$65,832	$50,776	$187,108	$143,035
Non-GAAP operating margin	20%	17%	15%	12%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$53,778	$38,962	$144,001	$97,168
Stock-based compensation	6,282	6,939	25,758	28,935
Amortization of acquisition intangibles	3,627	3,745	14,674	15,500
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges	1,053	700	2,161	2,050
Non-GAAP income before income taxes	$64,740	$50,346	$186,594	$142,337

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$10,393	$7,234	$17,668	$16,655
Stock-based compensation	1,497	3,216	7,414	9,801
Amortization of acquisition intangibles	1,199	1,231	4,846	5,081
Acquisition transaction costs and restructuring charges	286	133	674	545
Non-GAAP provision for income taxes	$13,375	$11,814	$30,602	$32,082

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income, as reported	$43,385	$31,728	$126,333	$80,513
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,785	3,723	18,344	19,134
Amortization of acquisition intangibles, net of tax effect	2,428	2,514	9,828	10,419
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges, net of tax effect	767	567	1,487	1,505
Non-GAAP net income	$51,365	$38,532	$155,992	$110,255

Basic EPS, as reported	$0.34	$0.25	$0.99	$0.65
Adjustment to reconcile basic EPS to non-GAAP basic EPS
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.15	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.08
Acquisition related adjustment	-	-	-	(0.01)
Impact of acquisition transaction costs and restructuring charges, net of tax effect	-	0.01	0.01	0.01
Non-GAAP basic EPS	$0.40	$0.31	$1.23	$0.89

Diluted EPS, as reported	$0.34	$0.25	$0.99	$0.64
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.03	0.14	0.16
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.08
Acquisition related adjustment	-	-	-	(0.01)
Impact of acquisition transaction costs and restructuring charges, net of tax effect	-	0.01	0.01	0.01
Non-GAAP diluted EPS	$0.40	$0.31	$1.22	$0.88

Weighted average shares outstanding -
Basic	127,755	125,489	127,030	124,558
Diluted	128,233	126,217	127,799	125,571

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income, as reported	$43,385	$31,728	$126,333	$80,513
Adjustments to reconcile net income to EBITDA:
Interest income	(340)	(184)	(1,133)	(679)
Tax expense	10,393	7,234	17,668	16,655
Depreciation and amortization	19,195	17,077	70,206	67,974
EBITDA	$72,633	$55,855	$213,074	$164,463

Diluted EPS, as reported	$0.34	$0.25	$0.99	$0.64
Adjustment to reconcile diluted EPS to EBITDA
Interest income	-	-	(0.01)	-
Taxes	0.08	0.05	0.14	0.13
Depreciation and amortization	0.15	0.14	0.55	0.54
EBITDA diluted EPS	$0.57	$0.44	$1.67	$1.31

Weighted average shares outstanding - Diluted	128,233	126,217	127,799	125,571

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	March 31, 2015

	Low	High
GAAP Fully Diluted EPS, guidance	$0.11	$0.23
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.17	$0.29